Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Alan Lewis (Corporate Press)

Take-Two Interactive Software, Inc.

(646) 536-2983

alan.lewis@take2games.com

Take-Two Interactive Software, Inc. Enters into Agreement to Sell its Jack of All Games Distribution Business to SYNNEX Corporation

Transaction expected to be valued at approximately $43.25 million

Company updates guidance to reflect sale

New York, NY — December 21, 2009 — Take-Two Interactive Software, Inc. (NASDAQ: TTWO) today announced that it has signed a definitive asset purchase agreement to sell its Jack of All Games distribution business to SYNNEX Corporation (NYSE: SNX), a leading business process services company whose activities include the distribution of IT systems and software.

The transaction is subject to customary closing conditions and is expected to be valued at approximately $43.25 million, including $36.50 million in cash and up to an additional $6.75 million based on the achievement of certain items. It is expected to close in the first calendar quarter of 2010.

Under the agreement, SYNNEX will acquire the Jack of All Games business, which primarily distributes third party interactive entertainment software, hardware and accessories in North America. In addition, SYNNEX will serve as a distributor for Take-Two’s frontline and catalog titles in North America for Jack of All Games’ customers.

“The sale of Jack of All Games is consistent with our stated intention to focus our resources on our core business strategy — delivering globally the most innovative and creative interactive entertainment products.  We believe that Jack of All Games will prove to be highly complementary to SYNNEX’ successful distribution business and will benefit from SYNNEX’ expertise in this sector. We are pleased to continue to work with SYNNEX and Jack of All Games going forward,” said Ben Feder, Chief Executive Officer of Take-Two.

Financial Impact of Sale

The Company expects to record a small after-tax loss from the sale of Jack of All Games. Beginning with its first quarter 2010 earnings release, Take-Two will report the results of its distribution operations separate from the Company’s ongoing publishing operations (Take-Two’s “Continuing Operations”) on a non-GAAP basis.  The assets and liabilities of the distribution segment will be segregated from the net assets of the Company’s ongoing business as of the end of the Company’s first quarter ending January 31, 2010.

Updated Financial Guidance

As a result of the transaction described above, the Company is updating its first quarter and fiscal year 2010 guidance to exclude Jack of All Games’ business from its operating results.  The detailed assumptions underlying Take-Two’s updated guidance, as revised to reflect the pending sale, are included in a Form 8-K filed today with the Securities and Exchange Commission. As previously noted, the fiscal year 2010 guidance includes a non-GAAP net loss from the Company’s Major League Baseball® business in the range of $30 million to $35 million, or $0.38 to $0.44 per share.

	First quarter ending 1/31/2010		Fiscal year ending 10/31/2010
	Guidance as of 12/17/09	Guidance Updated as of 12/21/09	Guidance as of 12/17/09	Guidance Updated as of 12/21/09

Revenue	$210 to $260 million	$90 to $140 million	$1.0 to $1.2 billion	$710 to $910 million

Non-GAAP EPS from Continuing Operations (a)	$(0.40) to $(0.50)	$(0.45) to $(0.55)	$(0.40) to $(0.60)	$(0.48) to $(0.68)

Stock-based compensation expense per share (a)(b)	$0.11	$0.11	$0.46	$0.46

Non-cash interest expense related to convertible debt (a)(c)	$0.03	$0.03	$0.11	$0.11

(a)

Non-GAAP earnings (loss) per share from Continuing Operations excludes certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP. Stock-based compensation expense and non-cash interest expense related to convertible debt are not included in the non-GAAP EPS from Continuing Operations provided above. GAAP EPS from Continuing Operations can be calculated by reducing non-GAAP EPS from Continuing Operations provided above by these expenses. Non-GAAP EPS from Continuing Operations is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP EPS from Continuing Operations, and may be different from similarly titled measures used by other companies.  The Company believes that non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. Non-GAAP financial measures also provide for comparative results from period to period.

(b)

The Company’s stock-based compensation expense for the first quarter and fiscal year 2010 includes the cost of approximately 2 million stock options and 1.5 million shares previously issued to ZelnickMedia that are subject to variable accounting. Actual expense to be recorded in connection with these options and shares is dependent upon several factors, including future changes in Take-Two’s stock price.

(c)

The Company will adopt a new accounting standard in the first quarter of fiscal 2010 that requires convertible debt to be bifurcated into debt and equity components.  As a result of the new standard, the Company will also begin recording non-cash interest expense on its convertible notes, in addition to the interest expense already recorded for coupon payments.  The Company will report the non-cash portion of the interest expense as a non-GAAP financial measure.

Key assumptions and dependencies underlying the Company’s guidance include continued consumer acceptance of the Xbox 360® video game and entertainment system from Microsoft, PlayStation®3 computer entertainment system and Wii™; the ability to develop and publish products that capture market share for these current generation systems while continuing to leverage opportunities on certain prior generation platforms; as well as the timely delivery of the titles detailed in this release.

About Take-Two Interactive Software, Inc.

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC, PlayStation®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® video game and entertainment system from Microsoft, Wii™, Nintendo DS™, iPhone™ and iPod® touch. The Company publishes and develops products through its wholly owned labels Rockstar Games and 2K, which publishes its titles under 2K Games, 2K Sports and 2K Play. Take-Two also distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our reliance on a primary distribution service provider for a significant portion of our products, our ability to raise capital if needed, risks associated with international operations, and the matters relating to the investigation by a special committee of our board of directors of the Company’s stock option grants and the claims and proceedings relating thereto (including stockholder and derivative litigation and negative tax or other implications for the Company resulting from any accounting adjustments or other factors). Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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